SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 21, 2005



                             ProUroCare Medical Inc.

               (Exact Name of Registrant as Specified in Charter)



            Nevada                      333-103781               20-1212923
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                    Identification Number)


    One Carlson Parkway, Suite 124
          Plymouth, Minnesota                                       55447
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (952) 476-9093



          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.01 Entry into Material Definitive Agreements

      On September 21, 2005 ProUroCare Inc., borrowed $100,000 from Roman Pauly and Maryjo Pauly (together, "the Paulys"), and in connection therewith issued to the Paulys a promissory note (the "Note"). The Note bears interest at an annual rate of Prime less one-half percent, matures on March 20, 2006, and is to be repaid out of the expected proceeds of the Company's current financing efforts. In connection with the Note, the Company issued a five-year warrant to the Paulys to purchase 25,000 shares of the Company's common stock at $0.50 per share. If the Note is not repaid within 60 days, the Company will issue another five-year warrant to the Paulys to purchase 25,000 shares of the Company's common stock at $0.50 per share.


Item 9.01 Financial Statements and Exhibits

      10.1 Promissory Note in the amount of $100,000 issued by ProUroCare Inc. in favor of Roman Pauly and Maryjo Pauly, dated September 21, 2005.




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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   PROUROCARE MEDICAL INC

Date:  September 27, 2005          By:    /s/ Maurice R. Taylor
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                                          Maurice R. Taylor,
                                          Chairman and Chief Executive Officer